UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): April 28, 2008

HearUSA, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11655	22-2748248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2008, HearUSA, Inc. (the “Company”) announced that Francisco (Frank) V. Puñal, 49, had joined the Company as its new Senior Vice President and Chief Accounting Officer, effective April 28, 2008. Most recently, Mr. Puñal served as the chief financial officer of International Bedding Group, Inc., a privately held company based in Pompano Beach, Florida. Before that position, Mr. Puñal served for over six years as vice president and controller of Jacuzzi Brands Inc., a public company, where he had responsibility for all accounting and reporting and initial worldwide Sarbanes-Oxley compliance. Mr. Puñal has prior experience in the healthcare industry, serving as vice president and controller of Vitas Healthcare Corporation from March of 1994 to December of 2000.

Mr. Puñal will receive base annual compensation of $200,000, participate in all of the Company’s benefit programs open to all employees and be eligible to participate in the Company’s bonus and equity compensation programs at the discretion of the Compensation Committee.

A copy of the press release issued by the Company on May 8, 2008 is attached hereto as Exhibit 99.1 and furnished with this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of HearUSA, Inc. dated May 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc. (Registrant)

Date: May 8, 2008	By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: President & Chief Executive Officer